                                                                   Exhibit 10.18



                            WARRANTS AGREEMENT



                                   between



                           NEWLANDS OIL & GAS INC.

                                 ("Newlands")


                                      and


                                CYBERBANK CORP.

                                 ("Cyberbank")

                               WARRANTS AGREEMENT
                               ------------------


THIS AGREEMENT (the "Agreement") is entered into effective the 6th of November 2000, by and between NEWLANDS OIL & GAS INC., a Nevada corporation (hereinafter referred to as "Newlands"), and CYBERBANK CORP., a Korea corporation (hereinafter referred to as "Cyberbank").


                                 R E C I T A L S
                                 ---------------

    WHEREAS, Newlands wishes to grant warrants to Cyberbank to allow Cyberbank to purchase common shares of Newlands; and

    WHEREAS, Cyberbank wishes to acquire warrants to purchase common shares of Newlands; and

    WHEREAS, Cyberbank wishes to grant warrants to Newlands to allow Newlands to purchase common shares of Cyberbank; and

    WHEREAS, Newlands wishes to acquire warrants to purchase common shares of Cyberbank,

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                             ARTICLE I -- DEFINITIONS
                             ------------------------

1.01 In this Agreement, the following terms shall have the meanings set forth below:

(a) "Average Trading Price" means the average trading price of the common stock of Newlands, having $0.001 par value, for the twenty trading days prior to November 1, 2001 determined based on the closing price on each trading day. For the purposes of this calculation, the closing price shall be that closing price that is quoted only from the Over-the-Counter Bulletin Board in the United States or NASDAQ;

(b) "Exercise Period" means the period of time between November 1, 2001 and December 31, 2001, subject to amendment by section 3.05.

1.02   Currency.   All dollar amounts referred to in this agreement are in
       --------
United States funds.

                   ARTICLE II -- GRANT OF WARRANTS TO CYBERBANK
                   --------------------------------------------

2.01 Newlands hereby agrees to grant to Cyberbank warrants to purchase 2,500,000 common shares, having $0.001 par value, of Newlands at an exercise price of $3.20 per share (the "Newlands Warrants").

2.02 The Newlands Warrants shall be exercisable any time during the Exercise Period.

2.03 The Newlands Warrants are subject to approval by the board of directors of Newlands and by the US Securities and Exchange Commission (the "SEC"), such approval to be sought and received by Newlands as soon as practicable but not later than March 31, 2001.

2.04 The Newlands Warrants may not be assigned, transferred or sold in any manner whatsoever.


                  ARTICLE III -- GRANT OF WARRANTS TO NEWLANDS
                  --------------------------------------------

3.01 Cyberbank hereby agrees to grant to Newlands warrants to purchase that number of common shares, having Korean Won 5,000 par value, of Cyberbank as determined by section 3.02 at an exercise price of $223.54 per share (the "Cyberbank Warrants").

3.02 For the purpose of section 3.01, the number of common shares of Cyberbank that is subject to warrants shall be:

   (A) If the Average Trading Price is greater than or equal to $6.00 per share, 35,789;

   (B) If the Average Trading Price is less than $6.00 per share, then the number shall be determined as follows:

          Number of Warrants = 35,789 Warrants x (Average Trading Price/$6.00 per Share)

3.03 The Cyberbank Warrants shall be exercisable any time during the Exercise Period.

3.04 The Cyberbank Warrants are subject to approval by the board of directors of Cyberbank, such approval to be sought and received by Cyberbank as soon as practicable but not later than March 31, 2001.

3.05 Newlands shall calculate the Average Trading Price and deliver such calculation to Cyberbank on or before November 6, 2001. Cyberbank shall have until November 12, 2001 to deliver notice of dispute of the calculation of the Average Trading Price. If there is a dispute regarding the calculation of the Average Trading Price, the parties agree to be bound by the decision of an arbitrator who has been mutually determined by the parties. In case of dispute, the Exercise Period shall be increased by the number of days between November
1, 2001 and the date of the arbitrator's decision.

3.06 The Cyberbank Warrants may not be assigned, transferred or sold in any manner whatsoever.

                         ARTICLE IV -- MISCELLANEOUS
                         ---------------------------

4.01   Other Expenses.  Except as otherwise provided in this Agreement, each
       --------------
party will pay all of its expenses in connection with the negotiation, execution, and implementation of the transaction contemplated under this Agreement.

4.02   Notices.  All notices, requests, demands, waivers and other
       -------
communications required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given: (a) if delivered personally or sent by facsimile, on the date received, (b) if delivered by overnight courier, on the second day after delivery to the overnight courier, and (c) if mailed, ten days after mailing with first-class, postage prepaid. Any such notice will be sent as follows:

                   TO CYBERBANK:
                   -------------

                   Cyberbank Corp.
                   18th Floor, Mirae Bldg., 1306-6
                   Seocho-dong, Seocho-gu
                   Seoul, Korea 137-855

                   Facsimile: 82-2-3483-4600

                   TO NEWLANDS
                   -----------

                   Newlands Oil & Gas, Inc.
                   #1388 - 885 West Georgia Street
                   Vancouver, BC
                   CANADA V6C 3E8

                   Fax: (604) 642-0247

For determining the date on which any notice shall have been received, the date of delivery will be the date in Los Angeles, California at the time of delivery.

4.03   Controlling Law.  This Agreement will be construed, interpreted and
       ---------------
enforced in accordance with the substantive laws of the State of Nevada, without giving effect to its conflicts of laws provisions.

4.04   Headings.  Any table of contents and Section headings in this Agreement
       --------
are for convenience of reference only and will not be considered or referred to in resolving questions of interpretation.

4.05   Benefit.  This Agreement will be binding upon and will inure to the
       -------
exclusive benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. No party hereto may assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto and any prohibited assignment or delegation will be deemed null and void.

4.06   Partial Invalidity.  The invalidity or unenforceability of any particular
       ------------------
provision of this Agreement will not affect the other provisions hereof, and this Agreement will be construed in all respects as if such invalid or unenforceable provisions were omitted. Further, there will be automatically substituted for such invalid or unenforceable provision a provision as similar as possible which is valid and enforceable.

4.07   Counterparts and Facsimiles.  This Agreement may be executed
       ---------------------------
simultaneously in two (2) or more counterparts each of which will be deemed an original and all of which together will constitute but one and the same instrument. The signature page to this Agreement and all other documents required to be executed at Closing may be delivered by facsimile and the signatures thereon will be deemed effective upon receipt by the intended receiving party.

4.08   Interpretation.  All pronouns and any variation thereof will be deemed
       --------------
to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity, or the context, may require. Further, it is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions of both; and, therefore, no presumptions will arise favoring either party by virtue of the authorship of any of its provisions or the changes made through revisions.

4.09   Entire Agreement; Waivers.  This Agreement constitutes the entire
       -------------------------
agreement between the parties hereto with regard to the matters contained herein and it is understood and agreed that all previous undertakings, negotiations, letter of intent and agreements between the parties are merged herein. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder will operate as a waiver thereof or of any right, power or remedy; nor will any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

4.10  Legal Fees and Costs.  In the event any party hereto incurs legal expenses
      --------------------
to interpret and enforce any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorney's fees, costs and disbursements, in addition to any other relief to which such party will be entitled.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                CYBERBANK CORP.


                                                By:     /s/ Y.S. Cho
                                                   -----------------------------


                                                Title:  President
                                                      --------------------------


                                                NEWLANDS OIL & GAS, INC.


                                                By:     /s/ Douglas Yee
                                                   -----------------------------


                                                Title:  President
                                                      --------------------------